Exhibit 3.3

THIRD

AMENDED AND RESTATED BYLAWS

OF

NODTHERA US, INC.

Adopted September 20, 2022

ARTICLE I

STOCKHOLDERS

Section 1.Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within 13 months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.

Section 2.Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer, and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 3.Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

Section 5.Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6.Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7.Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8.Stock List.

The officer who has charge of the stock ledger of the Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

Section 9.Consent of Stockholders in Lieu of Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section 9. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 9 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE II

BOARD OF DIRECTORS

Section 1.Number and Term of Office.

The number of directors on the Board of Directors shall be not less than four (4) and not more than nine (9), which number can be increased or decreased within such range by the Requisite Holders (as defined in the Certificate of Incorporation of the Corporation). Each director shall serve until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Section 2.ResignationAny director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.Vacancies.

Unless otherwise provided in the Certificate of Incorporation of the Corporation, as it may be amended, if the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified. Unless otherwise provided in the Certificate of Incorporation of the Corporation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4.Special Meetings.

Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 5.Quorum.

The presence at any meeting of the Board of Directors of four (4) Preferred Directors (as defined in the Certificate of Incorporation of the Corporation) shall be necessary and sufficient to constitute a quorum. Less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice.

Section 6.Appointment of Independent Directors.

One of the independent directors shall also be appointed by the Board of Directors (with the approval of at least four (4) Preferred Directors) to chair the meetings of the Board of Directors on a continuing basis. If no Chairman of the Board of Directors has been so appointed, the Chairman of the Board of Directors shall be the Preferred Director appointed by a majority of the Preferred Directors then attending. If the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, if one is elected, are not present at a meeting of the Board of Directors within ten (10) minutes of the time at which it was to start, the members of Board of Directors present at such meeting shall appoint one of themselves to chair that meeting.

Section 7.Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 8.Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III

COMMITTEES

Section 1.Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 1.Generally.

The officers of the Corporation will be chosen by the Board of Directors and will consist of a President, a Secretary, a Treasurer and such other officers, including, without limitation, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The Board of Directors may also elect from among its members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors.

Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by a President or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 2.Chief Executive Officer.

The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 3.President.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.Vice Presidents and Assistant Vice Presidents.

Each Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.Treasurer and Assistant Treasurers.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 6.Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 7.Chairman of the Board and Vice Chairman.

Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 8.Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9.Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 10.Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

STOCK

Section 1.Certificates of Stock.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation, by any two of the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other authorized officers of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2.Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 3.Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 9 of Article I hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 4.Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

RESTRICTION ON TRANSFERS

Section 1.Transfer Restrictions.

Before any holder (“Stockholder”) of shares of common stock of the Corporation (“Shares”) may Transfer (as such term is defined below) Shares (or any interest therein) to another prospective holder, such Stockholder must obtain the prior written consent of the Corporation upon resolutions duly approved by the Board of Directors, which consent may be withheld in its sole discretion. “Transfer” shall mean with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer of any Shares of the Corporation’s stock effected in violation of this Section 1 shall be null and void and shall have no force or effect and the Corporation shall not register any such purported Transfer.

Section 2.Exceptions for Certain Transfers.

Notwithstanding the foregoing, the provisions of Article VI, Section 1 shall not apply to the following transactions (each, a “Permitted Transfer”):

(a)in the case of a Stockholder who is an individual, the transfer without consideration of any Shares made for bona fide estate planning purposes, either during a Stockholder’s lifetime or on death by will or intestacy to (i) his or her spouse or Spousal Equivalent, child (natural or adopted), sibling, or any other direct lineal antecedent or descendant of such Stockholder (or his or her spouse or Spousal Equivalent) (all of the foregoing collectively referred to as “family members”), or any other relative approved by the Corporation upon resolutions duly approved by the Board of Directors or (ii) any custodian or trustee of any trust, partnership or limited liability company solely for the benefit of, or the ownership interests of which are owned wholly by, such Stockholder or any such family members. “Spousal Equivalent” as used herein shall mean an individual who is registered with any state governmental entity as a domestic partner of the relevant person to whom such individual may be a Spousal Equivalent (a “Registered Domestic Partner”) or who (i) irrespective of whether or not the relevant person to whom such individual may be a Spousal Equivalent and the Spousal Equivalent are the same sex, was the sole spousal equivalent of the other for the last twelve (12) months, (ii) intended to remain so indefinitely, (iii) was not married to anyone else nor a Registered Domestic Partner with anyone else, (iv) was at least 18 years of age and mentally competent to consent to contract, (v) was not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) was jointly responsible for the other’s common welfare and financial obligations, and (vii) resided with the other in the same residence for the last twelve (12) months and intends to do so indefinitely;

(b)in the case of a Stockholder that is an entity, the transfer without consideration of any Shares by a Stockholder to its stockholders, members, partners, other equity holders, or affiliates; or

(c)	a Compulsory Transfer Event as set forth in the Appendix A to these

Bylaws.

Section 3.Subsequent Transfers.

In the case of any transfer consented to by the Corporation or described in Section 2 above or otherwise, the transferee, assignee, or other recipient shall receive and hold the Shares subject to the provisions of this Article VI, and there shall be no further transfer of such stock except in accordance with Sections 1, 2, and 3 of this Article VI.

Section 4.Termination of Restriction.

The restrictions in Section 1 of this Article VI shall terminate upon the earlier to occur of (i) the closing of a Sale Event (as defined below); or (ii) the first sale of common stock of the Corporation to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of such restrictions, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to below and delivered to each Stockholder.

For purposes of these bylaws, “Sale Event” means the consummation of (i) the dissolution or liquidation of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation pursuant to which the holders of the Corporation’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable), (iv) the acquisition of all or a majority of the outstanding voting stock of the Corporation in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Corporation, as determined by the Board of Directors; provided, however, that the Corporation’s Initial Public Offering, any subsequent public offering or another capital-raising event, or a merger effected solely to change the Corporation’s domicile shall not constitute a “Sale Event”.

“Person” means any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Corporation of its equity securities, as a result of or following which the Shares shall be publicly held.

Section 5.Legend.

The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE CORPORATION.

Section 6.Waiver.

The provisions of Section 1 of this Article VI may be waived, with respect to any transaction subject thereto, by the Corporation upon resolutions duly approved by the Board of Directors; provided, however, that such restrictions shall continue to apply to the Shares subsequent to such transaction.

Section 7.Transfers with Stockholder Approval.

Notwithstanding any other provisions of these Bylaws, a transfer of any interest in any Shares approved by the affirmative vote or written consent of the Requisite Holders (a “Transfer with Stockholder Approval”) may, subject to Section 9 of this Article VI (Registration of Transfers), be made without restriction.

Section 8.Compulsory Transfer Event.

In the event of a Compulsory Transfer Event (as defined in Appendix A), the provisions of Appendix A shall apply.

Section 9.Registration of Transfers.

The directors shall register all transfers of Shares permitted by or effected in accordance with these Bylaws within fourteen (14) days of the following being lodged at the registered office of the Corporation (or such other place the Board may have notified to Shareholders for such purpose): (i) the certificates for the Shares to which the transfer relates (or an indemnity in lieu of lost or destroyed certificates in a form reasonably satisfactory to the directors); (ii) where made in reliance on Section 2 or Section 7 of this Article VI, such documentation as the directors may reasonably require evidencing the compliance of the transfer with such Section, and (iii) if so required by the directors, a duly executed joinder to any applicable agreement between the Corporation and some (or all) of its stockholders (such joinder to be in such form as provided for under the terms of such agreement or as otherwise reasonably required by the directors).

ARTICLE VII

NOTICES

Section 1.Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 2.Waivers.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

MISCELLANEOUS

Section 1.Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.Fiscal Year.

Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

Section 5.Offices.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 6.Execution of Instruments.

Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, a President, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 7.Voting of Securities.

Unless the Board of Directors otherwise provides, a President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 8.Resident Agent.

The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 9.Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.Right to Indemnification.

Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article IX, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article IX is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise, shall be on the Corporation.

Section 4.Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.Nature of Rights.

The rights conferred upon indemnitees in this Article IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

ARTICLE X

AMENDMENTS

These Bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

APPENDIX A

COMPULSORY TRANSFERS

Section 1.Definitions. For the purposes of these Bylaws, the following terms shall, unless the context otherwise requires, have the following meanings:

(i)	“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, officer, director, trustee, member, manager, managing member or employee of such specified Person or any trust for the benefit of any of the foregoing or any Affiliate of the foregoing or any investment fund or venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners, managing members or investment advisers of, or shares the same management company with, such specified Person. For purposes of this definition, the term “control” when used with respect to any Person shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

(ii)

“Associate” means, in respect of any person (the “Principal Person”): (1) any other person connected with the Principal Person; and (2) any other person who the Board of Directors (acting reasonably and in good faith) determines to be otherwise closely associated with the Principal Person (as may include, if so determined by the Board of Directors and without limitation, any Permitted Transferee of the Principal Person);

(iii)

“Bad Leaver” means a person whose engagement as a director or employee of, or consultant to, a member of the Corporation’s Group ceases (or where notice to cease such engagement has been given) in circumstances that would allow such engagement to be terminated by reason of such person’s fraud, dishonesty, gross misconduct, material breach of obligation, or other circumstance by reason of which such person may be summarily dismissed. The further provisions of Section 1(ii)(3) and (4) of this Appendix A shall apply.

(iv)	“Consultant” includes:

(1)a person engaged directly by a member of the Corporation’s Group to provide services to the Corporation’ Group; and

(2)

a person (an “Indirect Consultant” engaged by a third party (a “Service Company”) to provide services on behalf of such Service Company to the Corporation’s Group where that Service Company is engaged by the Corporation’s Group to provide such services;

with respect to an Indirect Consultant, in the definition of Bad Leaver:

(3)

reference to “circumstances that would allow such engagement to be terminated” shall be construed to include all circumstances that may result in the cessation of the provision of services by the Indirect Consultant to the Corporation’s Group (including, without limitation, termination of any relevant agreement with his Service Company); and

(4)

reference to “such person’s fraud, dishonesty, gross misconduct, material breach of obligation, or other circumstance by reason of which such person may be summarily dismissed” shall be construed as meaning “the Indirect Consultant’s (and/or his Service Company’s) fraud, dishonesty, gross misconduct, material breach of obligation, circumstance by reason of which such Indirect Consultant’s engagement may be summarily terminated, or other circumstance by reason of which the engagement of the Service Company may be summarily terminated”;

(v)	“Control” in relation to any undertaking, means:
(1)	the ownership or control (directly or indirectly) of more than 50% of the voting share capital of the relevant undertaking;
(2)

the ability to direct (directly or indirectly) the casting of more than 50% of the votes exercisable at general or partnership meetings of the relevant undertaking on all, or substantially all, matters;

(3)

the direct or indirect right or power to appoint or remove directors of the relevant undertaking holding a majority of the voting rights at meetings of the relevant board on all, or substantially all, matters; or

(4)	the power to direct the management or policies of the relevant undertaking, directly or indirectly, whether through ownership of voting securities, by contract or otherwise;
(vi)

“Date of Acquisition” means the date on which the relevant Shares (or Relevant Securities pursuant to which the relevant Shares were subsequently issued) were first acquired by the relevant Leaver (or any of his Permitted Transferees or Associates) or, in the case of any ambiguity or uncertainty, such other date as the Board of Directors shall determine to be reasonable. The Date of Acquisition as so determined by the Board of Directors shall be final and binding on all persons (save in the case of fraud);

(vii)	“Group” in respect of any undertaking, such undertaking together with its Affiliates;

(viii) “Independent Expert” means an accountant or other expert (acting as expert and not as an arbitrator) nominated by the Corporation and who, in the opinion of the Board of Directors, has no personal interest which might be reasonably expected to conflict with the performance of the role for which he is so nominated;

(ix)

“Leaver” means any person who ceases to be a director or employee of, or a consultant to, the Corporation or any other member of the Corporation’s Group (and who does not thereafter continue as either a director or employee of, or a consultant to, any member of the Corporation’s Group);

(x)	“Permitted Transferee” means a person to which Shares may be transferred pursuant to a Permitted Transfer;
(xi)

“Relevant Securities” means: (1) Shares; and (2) any other security, option, warrant, agreement or instrument which confers any right to subscribe, exchange for, convert into or otherwise acquire any Share(s);

(xii)

“Subscription Price” means the Applicable Original Issue Price (as defined in, and as may be adjusted from time to time as provided in, the Certificate) or, in the case of shares of Common Stock, the amount paid for such shares.

Section 2.Compulsory Transfer Events.

(i)	For the purposes of these Bylaws, a “Compulsory Transfer Event” shall occur in relation to a stockholder, if that stockholder:
(1)

makes any proposal for a composition in satisfaction of such stockholder’s debts, or a scheme of arrangement of such stockholder’s affairs, or makes any arrangement or compromise with such stockholder’s creditors generally or has a bankruptcy order made against such stockholder, or is subject to any order or resolution for the commencement of any winding-up, administration, liquidation or dissolution (or is otherwise subject to any event analogous to any of the foregoing in any jurisdiction);

(2)

dies (if an individual) (other than to the extent such Shares are (or will be) transferred by the deceased’s estate to persons who (immediately prior to the deceased’s death) were Permitted Transferee(s) of the deceased);

(3)

is an individual, and by reason of such stockholder’s mental health he becomes the subject of an order of the court (or applicable law) which wholly or partly prevents such stockholder from personally exercising the powers or rights he may otherwise have in such stockholder’s capacity as a stockholder;

(4)

is an undertaking (other than an Investor (as such term is defined in that certain Investors’ Agreement by and among the Corporation and the stockholders party thereto dated September 20, 2022), Ryvu Therapeutics, S.A., Eli Lilly and Company, or an undertaking which the Corporation and the Requisite Holders have agreed in writing to be exempt from the provisions of this Section 2(i)(4)) of this Appendix A, and it (or its parent undertaking) is subject to a change of Control (except where the person(s) so acquiring Control were Permitted Transferee(s) of the stockholder prior to such change of Control); or

(5)	is a nominee or trustee, and if:
(A)	any person holding any beneficial interest in the Shares so held by such stockholder is subject to a Compulsory Transfer Event (or would be if such person were himself the stockholder); or
(B)

any person acquires any beneficial interest in the Shares except where such person acquired such interest in the Shares through a Permitted Transfer, a Transfer with Stockholder Approval, a Compulsory Transfer as contemplated in this Appendix A, a transfer pursuant to a Drag-Along Right as contemplated in the Voting Agreement by and among the Corporation and the stockholders party thereto dated September 20, 2022 or a transfer pursuant to a Right of First Refusal or a Right of Co-Sale as contemplated in the Right of First Refusal and Co-Sale

Agreement by and among the Corporation and the stockholders party thereto dated September 20, 2022.

(ii)

If a person becomes a Leaver (or notice is given, or received, pursuant to which he will become a Leaver) then a Compulsory Transfer Event shall occur in respect of such person and, if and to the extent so determined by the Board of Directors (with the affirmative vote or written consent of the Requisite Holders), such stockholder’s Permitted Transferees and Associates.

(iii)

Where any person has been (or was liable to have been) the subject of a Compulsory Transfer Event, if such person thereby ceases to hold (or does not otherwise hold) any interest in issued Shares, then if such person subsequently acquires any interest in any Shares a Compulsory Transfer Notice may, if so determined by the Board of Directors (with the affirmative vote or written consent of the Requisite Holders), be served on the stockholder thereof in respect of such Shares.

(iv)

If a Compulsory Transfer Event occurs in respect of any stockholder, then such stockholder shall promptly notify the Board of Directors in writing of such occurrence (and shall provide such further information in relation thereto as the Board of Directors may reasonably request).

Section 3.Compulsory Transfer Notices.

(i)

If any stockholder is the subject of a Compulsory Transfer Event the Board of Directors may (with the affirmative vote or written consent of the Requisite Holders) at any time within six (6) months of the Compulsory Transfer Event require that a written transfer notice, in the form requested by the Board of Directors (a “Compulsory Transfer Notice”), be served:

(1)	where the Compulsory Transfer Event arises under any of Section 2(i)(1) to 2(i)(4) of this Appendix A, then in respect of all of the Shares held by the relevant stockholder;
(2)

where the Compulsory Transfer Event arises under Section 2(i)(5) of this Appendix A, then in respect of such number of Shares as the relevant stockholder shall evidence in writing to the reasonable satisfaction of the Board of Directors as being beneficially held for any person(s) within the scope of:

(A)

Section 2(i)(5)(A) of this Appendix A (but excluding Shares which would be Retained Shares if Section 3(i)(2)(B) of this Appendix A would apply if the person beneficially entitled to such Shares were the stockholder); and/or

(B)

Section 2(i)(5)(B) of this Appendix A, and if such evidence is not so provided by such stockholder then all (or such lesser proportion may be determined by the Board of Directors (with the affirmative vote or written consent of the Requisite Holders)) of the Shares held by the relevant stockholder;

(3)	where the Compulsory Transfer Event arises under Section 2(ii) of this Appendix A, then:

(A)

if the relevant Leaver is a Bad Leaver, then in respect of: all Shares held by the Leaver, and such Shares held by such Leaver’s Permitted Transferees and Associates as the Board of Directors may in each case so determine (with the affirmative vote or written consent of the Requisite Holders); or

(B)

if the relevant Leaver is not a Bad Leaver, then in respect of: all Shares (other than Retained Shares) held by the Leaver, and such Shares (other than Retained Shares) held by such Leaver’s Permitted Transferees and Associates as the Board of Directors may in each case so determine (with the affirmative vote or written consent of the Requisite Holders).

(ii)

Unless otherwise determined by the Board of Directors (with the affirmative vote or written consent of the Requisite Holders), a Compulsory Transfer Notice shall be deemed served (whether or not actually served by the relevant stockholder) on the date the Compulsory Transfer Event first arises under Section 2(i) of this Appendix A (and/or such other date(s) as the Board of Directors may determine).

(iii)	A Compulsory Transfer Notice may only be revoked by the Board of Directors (acting with the affirmative vote or written consent of the Requisite Holders).
(iv)	The provisions of Section 3(i) of this Appendix A shall be subject to any agreement to the contrary made by the Corporation in accordance with Section 3(v) of this Appendix A.
(v)

If so approved by the Board of Directors (acting with the affirmative vote or written consent of the Requisite Holders), the Corporation may (in its discretion) agree in writing that a Compulsory Transfer Notice shall not apply in respect of some (or all) of those Shares as would (but for this Section 3(v) of this Appendix A) otherwise be the subject of a Compulsory Transfer Notice as determined in accordance with Section 3(i) of this Appendix A.

Section 4.Market Value and Leaver Sale Price.

(i)	The “Market Value” of any Shares shall be:
(1)	such price as may be agreed in writing between the stockholder thereof and the Board of Directors; or
(2)

in the absence of such agreement under Section 4(i)(1) of this Appendix A, such price as the Board of Directors (acting reasonably and in good faith) shall determine and notify to such stockholder in writing, except that if, within the period of ten (10) business days following notification of the Board of Directors’ determination of Market Value pursuant to Section 4(i)(2) of this Appendix A, the relevant stockholder gives written notice to the Corporation of such stockholder’s objection to such determination, then the Market Value shall instead (unless otherwise agreed in writing between such stockholder and the Board of Directors) be such value as an Independent Expert shall certify to be in his/her opinion the market value thereof (as at the date of his/her certificate). In arriving at his opinion, the Independent Expert will value the Shares on a going concern basis and assume an unrestricted sale between a willing seller and a willing buyer (ignoring any reduction or increase in value which may be ascribed to any Shares by virtue of the fact that they may represent a minority or majority interest) and the Independent Expert may choose to consider (or not consider) any further matters as the Independent Expert may in his/her sole discretion decide. The fees and expenses of the Independent Expert shall be payable by the stockholder of such Shares and the Corporation may apply any consideration for the sale of such Shares received by the Corporation on behalf of the stockholder in satisfaction of any such obligation of the stockholder to pay the Independent Expert’s fees.

(ii)

Where a Leaver is a Bad Leaver, the Sale Price of each Share that is the subject of a Compulsory Transfer Notice deemed served by such Bad Leaver (and, to the extent so determined by the Board of Directors (with the affirmative vote or written consent of the Requisite Holders), each of his/her Permitted Transferees and Associates) shall be the lesser of:

(1)	the Subscription Price paid in respect of the relevant Share; or
(2)	the Market Value of the relevant Share.
(iii)

Where a Leaver is not a Bad Leaver the Sale Price of each Share (other than a Retained Share) that is the subject of a Compulsory Transfer Notice deemed served by such Leaver (and, to the extent so determined by the Board of Directors (with the affirmative vote or written consent of the Requisite Holders), each of his/her Permitted Transferees and Associates) shall be lesser of:

(1)	the Subscription Price paid in respect of the relevant Share; or
(2)	the Market Value of the relevant Share.
(iv)	The determination of the Sale Price of any Share in accordance with this Section 4 of this Appendix A shall be final and binding on all persons.

Section 5.Retained Shares.

(i)

In respect of any Leaver (or, if so determined by the Board of Directors (with the approval of the Requisite Holders), any Permitted Transferee or Associate of such Leaver), unless the relevant Leaver is a Bad Leaver, a proportion of the Shares held by such person shall be designated “Retained Shares”. The applicable proportion of such Leaver’s Shares to be designated as Retained Shares shall be determined as follows by reference to the date on which such Leaver first became a Leaver:

Date on which the relevant Leaver first became a Leaver	Applicable proportion of the Shares to which the relevant Date of Acquisition relates

a) prior to the first anniversary of the Date of	Zero

Acquisition

b) on the first anniversary of the Date of Acquisition	12/48

c) after the first anniversary of the Date of Acquisition	1/48 per month elapsed subsequent to the first anniversary of the Date of Acquisition such that on expiry of the 48th month elapsed subsequent to the Date of Acquisition the applicable proportion is 100%.

Provided always that all shares of Common Stock issued on the exercise of vested options granted pursuant to an equity incentive plan shall be deemed to be Retained Shares.

(ii)	Retained Shares shall not constitute a separate class or series of shares.
(iii)

Where a Leaver (and/or his Permitted Transferees and Associates) hold different classes of Shares and/or such Shares are subject to different Dates of Acquisition, then the applicable proportion of such Shares shall be severally determined and applied in accordance with Section 5(i) of this Appendix A in respect of each such class of Share acquired on each such Date of Acquisition.